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                                                                   Exhibit 23.2a

CONSENT OF ERNST & YOUNG, LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement
(Form S-8 No. 33-09067) pertaining to the 1995 Non-Employee Directors Stock Plan of Ascent Entertainment Group, Inc. of our report on On Command Video Corporation dated January 26, 1994, included in the Ascent Entertainment Group, Inc. Annual Report (Form 10K/A) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

                                            ERNST & YOUNG LLP


San Jose, California
February 19, 1997